EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Jeff Grossman Solebury Communications Group 678-421-3800 IR@primedia.com

PRIMEDIA TO REPORT FIRST QUARTER 2011 EARNINGS

ATLANTA (April 14, 2011) – PRIMEDIA Inc. (NYSE: PRM), the premier vertical search company in the business of providing renters and new home buyers with the information and tools they need to find the ideal place to live, today announced it will release its first quarter 2011 results before market open on Thursday, April 28, 2011, to be followed by a conference call at 10:00 a.m. (Eastern Time).

Investors and interested parties may listen to a Webcast of the presentation by visiting the Company’s Web site at www.primedia.com under the Investor Relations section.

Via Phone

To participate in the call, please dial 1-877-941-1428 if you are in the U.S., or 1-480-629-9665, if you are outside the U.S. The conference ID is 4431715. You should dial in at least ten minutes prior to the start of the call.

A recorded version will be available after the conference call at 1-877-870-5176 in the U.S., or 1-858-384-5517, if you are outside the U.S. The replay ID is 4431715. The recorded version will be available shortly after the completion of the call until midnight, Eastern Time, May 5, 2011.

Via Internet

The live and replay versions of the conference call will be available at www.primedia.com (you will not be able to ask questions via Internet).

###

About PRIMEDIA Inc.
PRIMEDIA helps millions of consumers nationwide find apartments, houses for rent, or new homes for sale through its innovative Internet, mobile and print solutions. From publishing its flagship advertising-supported Apartment Guide since 1975 to launching industry-leading online real estate destinations such as ApartmentGuide.com, Rentals.com and NewHomeGuide.com, PRIMEDIA continues to simplify the consumer home search and drive leads that result in occupancy for property management companies, landlords, new home builders and real estate professionals. For more information, visit www.primedia.com.

PRIMEDIA, Apartment Guide, ApartmentGuide.com, Rentals.com and NewHomeGuide.com are trademarks and/or registered trademarks of PRIMEDIA Inc. © PRIMEDIA Inc. 2011. All rights reserved.